SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

CAPE FEAR BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

Maurice J. Koury
The Maurice and Ann Koury Charitable Trust
The Maurice J. Koury Foundation, Inc.
Scott C. Sullivan
Miltom E. Petty
Mort Neblett
Haywood Cochrane, Jr.
James S. Mahan III
David Lucht
Robert Isser

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 29, 2008, Maurice J. Koury, The Maurice and Ann Koury Charitable Trust, The Maurice J. Koury Foundation, Inc., Scott C. Sullivan, Miltom E. Petty, Mort Neblett, Haywood Cochrane, Jr., James S. Mahan III, David Lucht and Robert Isser mailed the following voting instruction card to the participants in Cape Fear Bank Corporation’s Employees’ Savings & Profit Sharing Plan and Trust.

CAPE FEAR BANK CORPORATION
c/o CORPORATE ELECTION SERVICES
P.O. BOX 1150
PITTSBURGH, PA 15230

CAPE FEAR BANK CORPORATION
COMMON STOCK PROXY

2008 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
MAURICE J. KOURY
THE MAURICE AND ANN KOURY CHARITABLE TRUST
THE MAURICE J. KOURY FOUINDATION, INC.
SCOTT C. SULLIVAN
MILTOM E. PETTY
MORT NEBLETT
HAYWOOD COCHRANE, JR.
JAMES S. MANHAN III
DAVID LUCHT
ROBERT ISSER

˜   PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED.   ˜

Proposal 1:	Election of Directors.

Nominees: Scott C. Sullivan Mort Neblett Haywood Cochrane, Jr. James S. Mahan III David Lucht Robert Isser

	☐ FOR all the nominees listed above	☐ WITHHOLD AUTHORITY to vote for all the nominees listed above

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE THAT NOMINEE’S NAME(S) IN THE SPACE PROVIDED BELOW.

Proposal 2:	Ratification of the appointment of Dixon Hughes PLLC as the Company’s independent auditor for year ended December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3:
On any other matters properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments or postponements, the Trustee is authorized to vote the shares represented by this voting instruction card according to his/her best judgment.

____________________________	______________________
Signature	Date
Please sign exactly as your name appears hereon.

IMPORTANT!

Voting instructions must be received no later than August 14, 2008 in order to be included in the final tabulation.

˜   Please fold and detach card at perforation before mailing.   ˜

BLUE VOTING INSTRUCTION CARD
CAPE FEAR BANK CORPORATION
2008 ANNUAL MEETING OF STOCKHOLDERS
IN OPPOSITION TO THE BOARD OF DIRECTORS OF CAPE FEAR BANK CORPORATION

The undersigned participant in the Cape Fear Bank Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”) hereby instructs the Plan Administrator to vote or to cause the Trustee of the Plan (the “Trustee”) to vote all shares of Common Stock of Cape Fear Bank Corporation which are allocated to the undersigned in the Plan as of July 11, 2008 at the Annual Meeting of Shareholders, to be held at the University of North Carolina at Wilmington Executive Development Center located at 1241 Military Cutoff Road, Wilmington, North Carolina, at 9:30 a.m. on August 19, 2008, and at any adjournments or postponements of the Annual Meeting, as stated on the reverse side.

The shares represented by this blue voting instruction card will be voted by the Plan Administrator or the Trustee as instructed by the participant. If no direction is made on the returned voting instruction card, those shares will be voted by the Plan Administrator or the Trustee “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposal 2 and in the discretion of the Plan Administrator or the Trustee as to other matters that may properly come before the Annual Meeting. Voting instructions must be received no later than August 14, 2008 in order to be included in the final tabulation. If a participant fails to return the voting instruction card, the Plan Administrator shall exercise the voting rights as it determines in its discretion and shall direct the Trustee accordingly.

IMPORTANT — PLEASE SIGN AND DATE ON REVERSE SIDE.